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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ---------------
                                   FORM 8-K
                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 30, 2001

                    THIRD MILLENNIUM TELECOMMUNICATIONS, INC.
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Florida                  0-16322                84-1061207
           ---------                ---------             --------------
  (State or Other Jurisdiction     (Commission            (IRS Employer
       of Incorporation)           File Number)         Identification No.)

         262 Old New Brunswick Avenue
         Piscataway, New Jersey                            08854
        ------------------------------                    --------
       (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (732) 465-1500 Ext. 2260

                              ECOS GROUP, INC.
                             14505 Commerce Way
                                  Suite 400
                          Miami Lakes, Florida 33016
                      ----------------------------------
         (Former Name or Former Address; if Changed Since Last Report)

ITEM 1. Changes in Control of Registrant

     See Item 5 to Form 8K filed by the Registrant on August 23, 2001, which is incorporated herein by reference, for a description of the transaction described herein.

     The names of the persons who acquired control as a result of such transaction are Michael Galkin, who acquired 2,962,370 shares of common stock of the Registrant and the right, if certain performance criteria are met, to acquire an additional 15,480,531 shares of common stock and Robert Menaker, who acquired 1,974,193 shares of common stock of the Registrant and the right, if certain performance criteria are met, to acquire an additional 10,320,354 shares of common stock. As a result, Michael Galkin is the holder of 34.7 % of the outstanding common stock, based on 8,528,861 shares outstanding on September 30, 2001, as represented by

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ECOS in the Share Purchase Agreement, and he will be the holder of 42% of the outstanding shares of common stock if the performance criteria are met and Mr. Menaker is the holder 23% of the outstanding common stock and he will be the holder of 28.2% of the outstanding shares of common stock if the performance criteria are met.


     Messrs Galkin and Menaker acquired such shares as a result of a Share Exchange Agreement dated June 14, 2001 pursuant to which the Registrant acquired from the shareholders of Third Millennium Telecommunications, Inc. ("TMT") (including Messrs. Galkin and Menaker) all of the issued and outstanding shares of TMT's common stock, par value $.001 per share (the "TMT Common Stock"). In exchange for the TMT Common Stock, the Registrant issued to the shareholders of TMT an aggregate of 6,875,000 post-reverse stock split shares (the "Exchange Shares") of the Registrant's common stock, par value $.012 per share (the "Common Stock"). Closing of this transaction occurred on September 30, 2001. After giving effect to (i) the issuance of the Exchange Shares, (ii) the cancellation of shares of Common Stock and options held by certain of the Shareholders and (iii) the Reverse Stock Split which is described below, the Registrant will have 8,156,999 shares of Common Stock issued and outstanding, of which 6,875,000 shares will be held by the eight current shareholders of TMT. The shares held by the TMT shareholders will represent 84.3% of the total issued and outstanding Common Stock, and shareholders of the Registrant prior to the Share Exchange hold 1,281,999 shares after the transaction, representing 15.7% of the issued and outstanding Common Stock.

     In addition to the Share Exchange, the Share Exchange Agreement also provided for the issuance by the Registrant of 35,000,000 shares of Common Stock (on a post-Reverse Stock Split basis) to the shareholders of TMT upon the achievement of certain financial performance thresholds. Under these performance earn-out provisions, TMT, as a wholly owned subsidiary of ECOS, must achieve at least $3,000,000 in revenues and $150,000 in net income plus the then remaining unpaid balance of TMT's contingent obligation to MCI Worldcom, each over the same trailing 3-month period at any time beginning after the date of Closing and ending three years after the date of Closing. If TMT does not achieve the financial performance thresholds within the specified three-year period, the shareholders of TMT will not receive the additional 35,000,000 shares of Common Stock.

     In connection with the ShareExchange Agreement, Charles Evans, the Registrant's former Chairman of the Board and Chief Executive Officer, Timothy Gipe, the Registrant's former President and director, together with seven other former managers and employees of the Registrant's wholly-owned subsidiary, Evans Environmental and Geological Science and Management, Inc. ("EE&G," the foregoing individuals are collectively referred to as "EE&G Management"), acquired all shares of the capital stock of EE&G. Additionally, any assets and liabilities of the Registrant existing up to the date of Closing have been transferred to EE&G. In consideration for such acquisition, EE&G Management delivered to the Registrant for termination (i) 6,259,385 shares of the Common Stock (on a pre-Reverse Stock Split basis) and (ii) options held by EE&G Management to purchase 6,009,385 shares of Common Stock (on a Pre-Reverse Split basis). Additionally, EE&G assumed all of the liabilities of the Registrant either known or unknown incurred up to the date of Closing.

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     Pursuant to the Share Exchange Agreement, ECOS accomplished a 20 for one reverse stock split effective prior to the closing so that, after the Closing, certain shareholders of ECOS who owned shares prior to the closing have the right to purchase an additional 362,664 shares of common stock upon the exercise of certain warrants and options that were outstanding prior to the closing.

     As a result of this transaction, the Registrant will no longer be involved in its current business of providing environmental-related services. The Registrant's business will be changed to the business of TMT, which is the provision of telecommunication products and services.

     After the closing, and as a result of the transaction, TMT will be the wholly owned subsidiary of the Registrant, and the Registrant will change its name to Third Millennium Telecommunications, Inc. The acquisition of the TMTI Common Stock is expected to be accounted for as a reverse acquisition using the purchase method of accounting.

ITEM 2. Acquisition or Disposition of Assets

     See Item 1 to this Form 8-K.

ITEM 4. Change in Registrant's Certifying Accountant

     Morrison, Brown, Argiz & Registrant served as the independent auditors of the Registrant for the fiscal year ended March 31, 2001. After the closing under the Share Exchange Agreement, Sobel & Co., LLC of Livingston, New Jersey, who currently serve as independent auditors of TMT, will serve as the Registrant's independent auditors. The Registrant did not have any disagreements with its auditors regarding accounting and financial matters.

ITEM 5. Other Events and Regulation FD Disclosure

     The Registrant amended its Certificate of Incorporation, effective September 30, 2001, to change its name to Third Millennium Telecommunications, Inc., to increase the par value of shares of common stock to $.24 and to record a 20 for 1 reverse stock split on common stock.

ITEM 6. Resignation of Registrant's Directors

     In connection with and pursuant to the Share Exchange Agreement, all of the Registrant's former directors resigned. Michael Galkin and Robert Menaker were designated as the Board of Directors of the Registrant. The Registrant has not been made aware of any disagreements by any directors with any matter relating to the Registrants operations, policies or practices.

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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Financial Statements of the Business Acquired.
     The Audited Financial Statements of Third Millennium Telecommunications, Inc as of December 31, 2000 and 1999, and the related statement of operations and retained earnings, and cash flows for the years then ended., together with the Independent Auditors' Report are incorporated by reference to the Information Statement of Form 14C filed by the Registrant on September 7, 2001.
          (b)   Pro Forma Financial Information.
     The existing operations of Third Millennium Telecommunications, Inc. will constitute the entire operations of the registrant after the closing of the Share Exchange Agreement and Split off. As such, pro forma combined financial information of the Registrant will not be materially different from the financial statements of Third Millennium Telecommunications Inc incorporated by reference in Item 7(a) above. The earnings per share of the Registrant on a pro forma basis would be a loss of $.009 for the fiscal year ended December 31, 2000 and earnings per share of $.008 for the fiscal year ended December 31, 1999. On a fully diluted basis (based upon full exercise of all outstanding options and warrants as well as the issuance of 35,000,000 shares to the former shareholders of Third Millennium Telecommunications, Inc upon achievement of certain performance thresholds), earnings would be nil for both of the fiscal years ended December 31 2000 and 1999.

          (c)   Exhibits:
       2.1 Share Exchange Agreement, dated June 14, 2001, by and among the Registrant, Third Millennium Communications, Inc., certain members of the Registrant's management and the shareholders of Third Millennium
Communications, Inc. are incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 23, 2001.

       2.2 First Amendment to Share Exchange Agreement Dated August 15, 2001, is incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 23, 2001.

       2.3 Second Amendment to Share Exchange Agreement dated August 21, 2001 extending the deadline for closing under the Share Exchange Agreement to October 31, 2001.

       2.4 Escrow Agreement among ECOS Group, Inc. Third Millennium Telecommunications, Inc. Timothy Gipe and Charles Evans, on behalf of EE&G Management and Kenneth B. Falk dated as of September 30, 2001.

       2.5 Indemnity and Hold Harmless Agreement among Environmental and Geological Science and Management, Inc., Third Millennium Telecommunications, Inc. ("TMT") and the shareholders of TMT dated as of September 30, 2001.

       3.1. Amendment to Registrant's Certificate of Incorporation effective October 1, 2001.

       99.1 Press release of Registrant, dated October 1, 2001 reporting the consummation closing of the Share Exchange Agreement.

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      Third Millennium Telecommunications, Inc.



                       By:  /s/ Michael Galkin
                          ----------------------------------
                          Michael Galkin, President

October 3, 2001


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           Exhibit Index

Exhibit        Description

2.1 Share Exchange Agreement, dated June 14, 2001, by and among the Registrant, Third Millennium Communications, Inc., certain members of the Registrant's management and the shareholders of Third Millennium Communications, Inc. are incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 23, 2001.

2.2 First Amendment to Share Exchange Agreement Dated August 15, 2001, is incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 23, 2001.

2.3 Second Amendment to Share Exchange Agreement dated August 21, 2001 extending the deadline for closing under the Share Exchange Agreement to October 31, 2001.

2.4 Escrow Agreement among ECOS Group, Inc. Third Millennium Telecommunications, Inc. Timothy Gipe and Charles Evans, on behalf of EE&G Management and Kenneth B. Falk dated as of September 30, 2001.

2.5 Indemnity and Hold Harmless Agreement among Environmental and Geological Science and Management, Inc., Third Millennium Telecommunications, Inc. ("TMT") and the shareholders of TMT dated as of September 30, 2001.

3.1 Amendment to Registrant's Certificate of Incorporation effective October 1, 2001, changing corporate name to Third Millennium Telecommunications, Inc., changing par value of common stock shares to $.24 and reflecting 20 for 1 reverse split.

99.1 Press release of Registrant, dated October 2, 2001 reporting the consummation closing of the Share Exchange Agreement.

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